UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2016 (May 25, 2016)

HedgePath Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13467	30-0793665
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

324 South Hyde Park Avenue, Suite 350

Tampa, FL 33606

(813) 864-2559

(Address, including Zip Code and Telephone Number, including Area Code, of Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 3.02.	Unregistered Sales of Equity Securities.

On May 25, 2016, HedgePath Pharmaceuticals, Inc. (the “Company”) conducted the final closing (the “Final Closing”) of its previously announced “best efforts/no minimum” private placement offering to accredited investors (the “Offering”) of the Company’s units (each a “Unit”) at a price of $0.10 per Unit, with each Unit consisting of: (i) one (1) share of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and (ii) a five-year warrant to purchase one (1) share of Common Stock at an exercise price of $0.12 per share (each a “Warrant”). No actual Units were issued, and each investor received shares of Common Stock and Warrants only. During the course of the Offering, which began on March 30, 2016, the Company sold all 55,000,000 Units reserved for the Offering for aggregate gross proceeds of $5,500,000. The Company conducted the first closing of the Offering on April 11, 2016.

The purchase and sale of the Units was memorialized pursuant to a Securities Purchase Agreement between the Company and each of the investors in the Offering (“SPA”). As set forth on Exhibit B to the SPA, the Company has granted the investors certain registration rights requiring the Company, following the Final Closing, to file a registration statement with the Securities and Exchange Commission covering the resale by the investors of the shares of Common Stock issued in the Offering and the shares of Common Stock underlying the Warrants issued in the Offering. The SPA also contains customary representations, warranties and agreements.

In connection with the Final Closing, and pursuant to an existing right of the Company’s license and manufacturing partner and significant stockholder Mayne Pharma Ventures Pty Ltd. (“Mayne”) to purchase its pro rata share, on a fully-diluted basis, of new securities issuances of the Company (the “Mayne Right of First Refusal”), the Company entered into a definitive securities purchase agreement (in substantially the same form as the SPA executed by other investors in the Offering) with Mayne, and in connection therewith issued an aggregate of 27,885,000 Units to Mayne, consisting of an aggregate of 27,885,000 shares of Common Stock and a Warrant to purchase up to an aggregate of 27,885,000 shares of Common Stock (the “Mayne Offering Warrant”), for aggregate gross proceeds to the Company of $2,788,500.

In connection with the Offering, the Company engaged certain FINRA-member agents to help it secure investors for the Offering (the “Finders Arrangements”). Such agents secured investors for an aggregate of $582,500 for the Offering and received commissions equal to an aggregate of $46,600 in cash and warrants (in substantially the form of the Warrants) to purchase 466,000 shares of Common Stock. Pursuant to the Mayne Right of First Refusal, the Company issued and sold to Mayne a warrant to purchase 479,236 shares of Common Stock for a purchase price of $47,924 (the “Mayne Finders Warrant”), which constituted Mayne’s pro rata share, on a fully-diluted basis, of all warrants issued in connection with the Finders Arrangements, inclusive of the Mayne Finders Warrant. For ease of administration, the 479,236 shares of Common Stock underlying the Mayne Finders Warrant were added to the Mayne Offering Warrant, resulting in the issuance to Mayne of a single Warrant to purchase 28,364,236 shares of Common Stock.

The forms of SPA and Warrant are attached as Exhibits 10.1 and 4.1, respectively, to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 15, 2016. All descriptions of the SPA and Warrant herein are qualified in their entirety to the text of such Exhibits 10.1 and 4.1 hereto, which is incorporated herein by reference.

The securities issued in the Offering as described above have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and sales were made pursuant to the exemptions from registration provided by Rule 506(c) of Regulation D (“Reg D”) promulgated under the

Securities Act because, among other things, the Investors are “accredited investors” (as defined under Reg D), the Investors purchased the securities for investment purposes only and not for resale and the Company took appropriate measures to restrict the transfer of the securities sold and verify the accredited investor status of the Investors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2016	HEDGEPATH PHARMACEUTICALS, INC.

	By:	/s/ Nicholas J. Virca
Name: Nicholas J. Virca
Title: President and CEO

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